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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 0000912057-02-000647) of Neomagic Corporation of our report dated April 26, 2001, except as to Note 9, which is as of December 18, 2001 relating to the financial statements of LinkUp Systems Corporation, which appears in the Current Report on Form 8-K/A of Neomagic Corporation dated December 18, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 4, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS